UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40674	52-2210438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9713 Key West Avenue, Suite 400

Rockville, Maryland 20850

(Address of principal executive offices, including zip code)

(301) 944-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MXCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Douglas J. Swirsky as Chief Financial Officer

On March 27, 2023, the Board of Directors (the “Board”) of MaxCyte, Inc. (the “Company”) appointed Douglas J. Swirsky as the Company’s Chief Financial Officer, effective immediately. Mr. Swirsky will also serve as the Company’s principal accounting officer. Ron Holtz, who had served as the Company’s interim Chief Financial Officer since April 15, 2022, will continue as the Company’s EVP, Administration.

Prior to joining MaxCyte, Mr. Swirsky, 53, served as Chief Financial Officer and Treasurer of Aavantibio, Inc., a gene therapy company, from February 2021 until its acquisition by Solid Biosciences, Inc. in December 2022, initially joining AavantiBio as its Interim President and a director in May 2020. Mr. Swirsky served as President, Chief Executive Officer and a director of the publicly held company Rexahn Pharmaceuticals, Inc. beginning in November 2018, where he led that company’s merger with Ocuphire Pharma, Inc. in November 2020. Prior to joining Rexahn as its President and Chief Financial Officer in January 2018, Mr. Swirsky served as President, Chief Executive Officer and a director of GenVec, Inc., a publicly traded biotechnology company, a position he held from 2013 through the sale of the company in 2017 to Intrexon Corporation (now known as Precigen, Inc.). He joined GenVec in 2006 as its Chief Financial Officer. Prior to GenVec, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. He also previously held investment banking positions at UBS, PaineWebber and Morgan Stanley. Mr. Swirsky currently serves as the Chairman of the Board of the publicly traded company Cellectar Biosciences, Inc. Within the last five years, Mr. Swirsky served on the board of directors of NeuroBo Pharmaceuticals, Inc. and also served on the board of directors of then-publicly traded life sciences companies Pernix Therapeutics Holdings, Inc. and Fibrocell Science, Inc. Mr. Swirsky is a certified public accountant and a CFA® charterholder. He received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University.

There are no family relationships between Mr. Swirsky and any of the Company’s directors or executive officers. Mr. Swirsky is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Mr. Swirsky will receive an annual base salary of $425,000 and will be eligible to receive an annual cash performance bonus with an initial target bonus percentage equal to 45% of his base salary. Mr. Swirsky will also be entitled to reimbursement of certain business and travel expenses, and will be eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

In connection with his employment, Mr. Swirsky was granted a nonqualified stock option to purchase 350,000 shares of the Company’s common stock with an exercise price of $4.11 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on March 27, 2023, the date of grant. This option will vest and become exercisable over four years, with 25% of the shares vesting after 12 months and the remaining shares vesting monthly over the following 36 months, subject to Mr. Swirsky’s continuous service, as defined in the Company’s 2022 Equity Incentive Plan, through each applicable vesting date.

In connection with his appointment, the Company and Mr. Swirsky entered into a severance agreement, effective as of March 27, 2023, setting forth the terms of Mr. Swirsky’s severance eligibility. Under Mr. Swirsky’s severance agreement, if he is terminated other than for “cause” (as defined in the severance agreement), or if he resigns for “good reason” (as defined in the severance agreement), and if such termination or resignation occurs on the date of or within 24 months following a “change of control” (as defined in the severance agreement), he will be entitled to receive (i) payment of his monthly base salary for 9 months (less any amounts paid to Mr. Swirsky during such 9 month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to 9 months, and (iii) if the termination or resignation occurs within 180 days prior to a “change of control,” then Mr. Swirsky would also receive full acceleration of the vesting of the unvested shares subject to his outstanding stock options.

Under Mr. Swirsky’s severance agreement, if he is terminated other than for “cause,” or if he resigns for “good reason,” and if such termination or resignation occurs at any time prior to a “change of control,” then Mr. Swirsky will be eligible to receive (i) payment of his monthly base salary for 9 months following his departure (less any amounts paid to Mr. Swirsky during such 9 month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to 9 months, and (iii) if the termination or resignation occurs within 180 days prior to a “change of control,” then Mr. Swirsky would also receive full acceleration of the vesting of the unvested shares subject to his outstanding stock options.

The foregoing description of Mr. Swirsky’s severance agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the severance agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 27, 2023, the Company issued a press release announcing the appointment of Mr. Swirsky. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement, dated March 27, 2023, by and between the registrant and Douglas J. Swirsky
99.1	Press Release dated March 27, 2023
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxCyte, Inc.

Dated: March 28, 2023	By:	/s/ Doug Doerfler
Doug Doerfler
President and Chief Executive Officer